UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported:  July 17, 2006

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	3-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

[    ]   Pre-commencement communications pursuant to  Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 17, 2006, Denny’s Corporation (together with its subsidiaries, the “Company”), Denny’s Inc., Denny’s Realty, LLC (f/k/a Denny’s Realty, Inc.), Denny’s Holdings, Inc. and DFO, LLC (f/k/a DFO, Inc.) entered into amendments to their senior secured credit facilities, such original facilities dated as of September 21, 2004, with the lenders named therein and Bank of America, N.A., as administrative agent.

Among other things, the amendments:

•
allow the Company to sell 84 Specified Properties, primarily company-owned franchisee-operated real estate, with the Net Cash Proceeds (as defined) from such sales to be applied to reduce outstanding indebtedness under the Credit Agreement;

•	increase the allowance during a fiscal year for the sale of restaurant businesses or property (excluding Specified Properties); and
•	increase the limit on Letter of Credit Commitments under the Revolving Commitment portion of the credit facilities to $55 million.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above for information concerning amendments to the Company's senior secured credit facilities and the increase in the limit on Letter of Credit Commitments under the Revolving Commitment thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: July 20, 2006	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Senior Vice President and
Chief Financial Officer